UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2008

PROSPERITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-25051	74-2331986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4295 San Felipe

Houston, Texas 77027

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (713) 693-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 19, 2008, Ned S. Holmes, a director of Prosperity Bancshares, Inc. (“Prosperity”), HF Properties, Ltd. and various Holmes family entities each entered into a written stock sales plan (collectively, the “Plans”) pursuant to the guidance specified in Rule
10b5-1 under the Securities Exchange Act of 1934.

Rule 10b5-1 plans permit individuals who are not in possession of material non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can achieve prudent and gradual asset diversification over an extended period of time.

The Plans provide for the sale of up to an aggregate of 200,000 shares of Prosperity common stock beginning on June 18, 2008. Shares are expected to be sold under the Plans at prevailing market prices, subject to minimum price thresholds. The Plans are scheduled to terminate on the earlier of December 31, 2008 or upon completion of sales of all shares covered by the Plans.

Transactions under the Plans will be publicly disclosed through filings with the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. Prosperity does not undertake to report 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPERITY BANCSHARES, INC.
(Registrant)

Dated: May 21, 2008	By:	/s/ Peter Fisher
Peter Fisher
General Counsel

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